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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Affiliated Managers Group, Inc. on Form S-3 (File No. 333-71561) and
Form S-8 (File No. 333-72967 and File No. 333-84485) of our reports dated January 25, 2000, on our audits of the consolidated financial statements and financial statement schedule of Affiliated Managers Group, Inc. as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998, and 1999, which reports are included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2000